================================================================================







                      AMENDED AND RESTATED RIGHTS AGREEMENT

                                   dated as of

                                  July 29, 2002

                                     between

                           THE BANK OF BERMUDA LIMITED

                                       and

                          BERMUDA TRUST COMPANY LIMITED

                                 as Rights Agent







================================================================================

                      AMENDED AND RESTATED RIGHTS AGREEMENT

                                Table of Contents

                                                                            Page
                                                                            ----


                                    ARTICLE I

                               CERTAIN DEFINITIONS

  1.1    Certain Definitions ............................................      3

                                   ARTICLE II

                                   THE RIGHTS

  2.1    Summary of Rights ..............................................     14
  2.2    Legend on Common Share Certificates ............................     14
  2.3    Exercise of Rights; Separation of Rights .......................     15
  2.4    Adjustments to Exercise Price; Number of Rights ................     21
  2.5    Date on Which Exercise is Effective ............................     24
  2.6    Execution, Authentication, Delivery and Dating of
         Rights Certificates ............................................     25
  2.7    Registration, Registration of Transfer and
         Exchange .......................................................     26
  2.8    Mutilated, Destroyed, Lost and Stolen Rights
         Certificates ...................................................     28
  2.9    Persons Deemed Owners ..........................................     29
  2.10   Delivery and Cancellation of Certificates ......................     30
  2.11   Agreement of Rights Holders ....................................     31

                                   ARTICLE III

                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

  3.1    Flip-in ........................................................     32
  3.2    Flip-over ......................................................     36

                                   ARTICLE IV

                                THE RIGHTS AGENT

  4.1    General ........................................................     38
  4.2    Merger or Consolidation or Change of Name of
         Rights Agent ...................................................     39
  4.3    Duties of Rights Agent .........................................     41
  4.4    Change of Rights Agent .........................................     45

                                    ARTICLE V

                                  MISCELLANEOUS

  5.1    Redemption .....................................................     47
  5.2    Expiration .....................................................     48
  5.3    Issuance of New Rights Certificates ............................     48
  5.4    Supplements and Amendments .....................................     49
  5.5    Fractional Shares ..............................................     50
  5.6    Rights of Action ...............................................     51
  5.7    Holder of Rights Not Deemed a Stockholder ......................     51
  5.8    Notice of Proposed Actions .....................................     52
  5.9    Notices ........................................................     53
  5.10   Suspension of Exercisability ...................................     54
  5.11   Costs of Enforcement ...........................................     54
  5.12   Successors .....................................................     55
  5.13   Benefits of this Agreement .....................................     55
  5.14   Determination and Actions by the Board of
         Directors, etc .................................................     55
  5.15   Descriptive Headings ...........................................     56
  5.16   Governing Law ..................................................     56
  5.17   Counterparts ...................................................     57
  5.18   Severability ...................................................     57

EXHIBIT A

    Form of Rights Certificate
    (Together with Form of
    Election to Exercise)

EXHIBIT B

    Form of Deed of Covenant

                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------


         AMENDED AND RESTATED RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of July 29, 2002, between The Bank of Bermuda Limited, a Bermuda company (the "Company"), and Bermuda Trust Company Limited, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

                                   WITNESSETH:


         WHEREAS, on November 24, 1997, the Board of Directors of the Company, in accordance with a resolution of the shareholders of the Company approved on June 12, 1997 delegated to a Committee of the said Board the power to authorize a distribution of rights, and the said Committee on December 3, 1997 authorized a distribution of rights ("Rights") to the holders of Common Shares (as hereinafter defined) as well as with respect to the holders of certain warrants and options then outstanding, at the close of business on December 12, 1997 (the "Record Date"), and has authorised the issuance, upon the terms and subject to the conditions hereinafter set forth, of one right in respect of each share issued after the Record Date (others than shares issued pursuant to certain Warrants and Options, as to which rights are distributed as of the Record Date), each Right representing the right initially to subscribe for one quarter of one Share upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, in accordance with the foregoing, the Company and the Rights Agent entered into a Rights Agreement dated as of December 10, 1997 (the "Original Rights Agreement");

         WHEREAS, there are no longer any warrants outstanding and all certificates for Common Shares received with respect to all options exercised since the Record Date also evidence the Rights associated with such Common Shares in accordance with the Original Rights Agreement;

         WHEREAS, the Board of Directors has terminated all Rights previously issued with respect to options which have not yet been exercised, and instead has authorised the issuance of one Right in respect of each Common Share issued on or after the date hereof (including pursuant to the exercise of options) and prior to the Distribution Date;

         WHEREAS, the Original Rights Agreement provides that prior to the Distribution Date (as defined in the Original Rights Agreement), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Original Rights Agreement without the approval of any holders of certificates representing Common Shares;

         WHEREAS, the Distribution Date (as defined in the Original Rights Agreement) has not occurred; and

         WHEREAS, the Company and the Rights Agent wish to amend and restate the Original Rights Agreement in its entirety as follows:

         NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         "Acquiring Person" shall mean any Person who is a Beneficial Owner of 15% or more of the outstanding Common Shares; provided, however, that the term "Acquiring Person" shall not include any Person (i) who shall become the Beneficial Owner of 15% or more of the outstanding Common Shares solely as a result of a purchase for cancellation by the Company of Common Shares, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a bonus issue, a stock dividend, share subdivision or stock split) of any additional Common Shares, (ii) who is the Beneficial Owner of 15% or more of the outstanding Common Shares but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commit-ment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding Common Shares or (iii) who Beneficially Owns Common Shares consisting solely of one or more of (A) Common Shares Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to amalgamate with, or acquire, the Company entered into prior to a Flip-in Date, (B) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option, (C) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Shares or (D) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) which are held by such Person in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity, that are beneficially owned by third persons who are not Affiliates or Associates of such Person or acting together with such Person to hold such shares, or which are held by such Person in respect of a debt previously contracted. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an Acquiring Person.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.

         A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner of pursuant to Rules 13d-3 and 13d-5 under the Unites States Securities Exchange Act of 1934, as such Rules are in effect on the date of this Agreement as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial

Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or
(ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report). Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding Common Shares with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Islands of Bermuda are generally authorised or obligated by law or executive order to close.

         "Close of business" on any given date shall mean 5:00 p.m. Bermuda time on such date (or, if such date is not a Business Day, 5:00 p.m. Bermuda time on the next succeeding Business Day).

         "Common Shares" shall mean the common shares, par value $1.00 per share, of the Company.

         "Companies Act" means the Companies Act 1981 of Bermuda, as amended from time to time.

         "Distribution Date" shall mean the close of business on the earlier of
(i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Distribution Date that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person becoming an Acquiring Person and (ii) the Flip-in Date; provided, that if any tender or exchange offer referred to in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Shares pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

         "Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

         "Expiration Date" shall mean the earliest of (i) the Exchange Time,
(ii) the Redemption Time, (iii) July 29, 2012 and (iv) pursuant to an agreement entered into prior to a Flip-in Date, upon the amalgamation of the Company into another company or with another company in which all Common Shares are either converted into cash and/or securities of another corporation or, with respect to treasury shares and shares owned by the other party to the merger or its affiliates, cancelled.

         "Flip-in Date" shall mean the tenth business day after any Share Acquisition Date or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

         "Flip-over Entity," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which Common Shares are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a subsidiary of a corporation, the parent corporation shall be the Flip-over Entity.

         "Flip-over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the Flip-over Entity.

         "Flip-over Transaction or Event" shall mean a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the Company shall amalgamate or enter into another transaction pursuant to which all of the Common Shares are acquired, including, without limitation, pursuant to
Section 102 of the Companies Act, with any other Person if, at the time of the amalgamation or other transaction or at the time the Company enters into any agreement with respect to any such amalgamation or other transaction, the Acquiring Person Controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such amalgamation or other transaction relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Shares or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person Controls the Board of Directors of the Company. An Acquiring Person shall be deemed to Control the Company's Board of Directors when, following a Flip-in Date, the persons who were directors of the Company before the Flip-in Date shall cease to constitute a majority of the Company's Board of Directors.

         "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section
2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the securities are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the securities are not listed or admitted to trading on the New York Stock Exchange, Inc. or quoted by any such organization, as reported by the Bermuda Stock Exchange; provided, however, that if on any such date the securities are not listed or admitted to trading on any of the foregoing, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

         "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Purchase Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Purchase Price shall equal $50.

         "Redemption Price" shall mean an amount equal to one cent, $0.01.

         "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

         "Share Acquisition Date" shall mean the first date of public announcement by the Company (by any means) that an Acquiring Person has become such.

         "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

         "Trading Day," when used with respect to any securities, shall mean a day on which the principal securities exchange which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any securities exchange, a Business Day.

                                   ARTICLE II

                                   THE RIGHTS

         2.1 Summary of Rights. As soon as practicable after the date hereof, the Company will notify each shareholder of the amended terms of the Rights at such holder's address as shown by the records of the Company.

         2.2 Legend on Common Share Certificate. Certificates for the Common Shares issued after the date hereof but prior to the Distribution Date shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     Until the Distribution Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement, dated as of July 29, 2002 (as such may be amended from time to time, the "Rights Agreement"), between The Bank of Bermuda Limited (the "Company") and Bermuda Trust Company Limited, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for Common Shares or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the fore-going) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

Certificates representing Common Shares that were issued and outstanding at the Record Date shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend and certificates representing Common Shares issued after the Record Date but prior to the date hereof bearing the form of legend set forth in the Original Rights Agreement shall evidence one Right for each Common Share on the terms set forth in this Agreement.

         2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Distribution Date and prior to the Expiration Time, to purchase, for the Exercise Price, one quarter of Common Share.

         (b) Until the Distribution Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated Common Share (together, in the case of certificates issued prior to the Record Date, with the letter mailed to the record holder thereof pursuant to the Original Rights Agreement) and will be transferable only together with, and will be transferred by a transfer

(whether with or without such letter) of, such associated share.

         (c) Subject to this Section 2.3 and to Sections 3.1, 5.1 and 5.10, after the Distribution Date and prior to the Expiration Time, the Rights (i) may be exercised and (ii) may be transferred independent of Common Shares. Promptly following the Distribution Date, the Rights Agent will mail to each holder of record of Common Shares as of the Distribution Date (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Distribution Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

         (d) Subject to Sections 3.1, 5.1 and 5.10, Rights may be exercised on any Business Day after the Distribution Date and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Purchase Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to Sections 3.1, 5.1 and 5.10, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent share certificates evidencing such number of Common Shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and
(ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorised, executed, issued and delivered and fully paid and nonassessable;
(ii) take all such action as may be necessary to comply with any applicable requirements of the laws of Bermuda, United States Securities Act of 1933 or the United States Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (iii) file the Deed of Covenant in substantially the form attached hereto as Exhibit B at the Distribution Date; and (iv) pay when due and payable any and all Bermuda and United States federal and state governmental changes, stamp duties, transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective. In particular, the Rights do not constitute an offer to, and may not be exercised by, any Person in Bermuda (a "Subject Person") unless and until, or to the extent that, the Board of Directors of the Company determines that any securities which would be acquired on the exercise of any Rights by a Subject Person (or by Subject Persons generally) may lawfully be offered to that Subject Person (or to Subject Persons generally). The Company shall use its best efforts to prepare, file and publish, on the Distribution Date or as soon as practicable thereafter (if and to the extent that such steps have not previously been taken), a prospectus or other appropriate documents and/or take such other steps as the Board of Directors deems expedient under applicable laws in Bermuda in order to extend the offer of such securities to Subject Persons generally. The Company further agrees to seek to obtain any necessary approvals of the Bermuda Monetary Authority under the Exchange Control Act 1972 and related regulations, and the exercise of Rights will, if required by law, be subject to obtaining such approvals. If and to the extent that the Board of Directors determines that compliance with the laws of Bermuda or any other territory would be impracticable or unduly onerous in order for the securities which would be acquired on the exercise of any Rights lawfully to be offered within that territory, the Board of Directors may arrange for the securities which would otherwise be issued on the exercise of Rights by Persons in the relevant territory or territories ("Excluded Persons") to be allotted or issued to some other Person nominated by the Board of Directors for the purpose and on the terms that:

          (x) such securities shall be sold in the market or otherwise for the benefit of the Excluded Persons, if they can be sold at a price in excess of the total
               Purchase Price referable to such securities and the expenses of sale; and

          (y) the proceeds of sale, after deducting a sum equal to the total Purchase Price and expenses of sale, will be distributed to the Excluded Persons in the proportions to which, but for the provisions of this paragraph, they would otherwise have been entitled to exercise Rights, provided that no distribution need be made to any Excluded Person of a sum of less than $5 (any such sums being payable to the Company for its own benefit).

         2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay a dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, (x) the Purchase Price in effect after such adjustment will be equal to the Purchase Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such Common Share will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

         In the event the Company shall at any time after the date hereof and prior to the Distribution Date issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of Common Shares that are issued or sold by the Company after the Distribution Date.

         (b) In the event the Company shall at any time after the date hereof and prior to the Distribution Date issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Shares (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Shares) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or share exchange), or otherwise, the Company shall make such adjustments, if any, in the Purchase Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

         (c) Each adjustment to the Purchase Price made pursuant to this Section
2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Purchase Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate.

         (d) Rights Certificates shall represent the right to purchase the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

         2.5 Date on Which Exercise is Effective. Each person whose name is entered in the Company's register of members for Common Shares upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company in any manner authorised by the Bye-laws of the Company with respect to certificates for Common Shares of the Company. The signature of any of officers on the Rights Certificates and affixation of the Company's common seal may be manual or facsimile.

         Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         Promptly after the Distribution Date, the Company will notify the Rights Agent of such Distribution Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

         (b) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7 Registration, Registration of Transfer and Exchange. (a) After the Distribution Date, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Distribution Date as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Distribution Date.

         After the Distribution Date and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

         (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (d) The Company shall not be required to register the transfer or exchange of any Rights after such Rights have become void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed or terminated under
Section 5.1.

         2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Distribution Date, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the Redemption Price and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Distribution Date, the associated Common Shares.

         2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all cancelled Rights Certificates to the Company.

         2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the

Company and the Rights Agent and with every other holder of Rights that:

         (a) prior to the Distribution Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

         (b) after the Distribution Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (c) prior to due presentment of a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

         (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

         (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

                                   ARTICLE III

                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

         3.1 Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of Common Shares having an aggregate Market Price on the Share Acquisition Date equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Share Acquisition Date an event of a type analogous to any of the events described in
Section 2.4(a) or (b) shall have occurred with respect to the Common Shares).

         (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Share Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person present-ing the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

         (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Common Shares, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for Common Shares at an exchange ratio of two Common Shares per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Shares (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

         Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section 3.1(b)) will thereafter represent only the right to receive a number of Common Shares equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.

         Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such surrender and payment is a date upon which the register of members of the Company is closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         (d) If the number of Common Shares in the Company's authorised capital but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Share Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) in return for the Purchase Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Purchase Price, or
(B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Purchase Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with
Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a Common Share on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

         3.2 Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

         (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                   ARTICLE IV

                                THE RIGHTS AGENT

         4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the admin-istration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         4.2 Merger or Consolidation or Change of Name of Rights Agent. (a) Any company into which the Rights Agent or any successor Rights Agent may be amalgamated or merged or with which it may be consolidated, or any corporation resulting from any amalgamation, merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any company succeeding to the stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chief Executive Officer, the Chief Financial Officer, the

Chief Operating Officer, the General Counsel or the Corporate Secretary (an "Officer") and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of
Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent an Officer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agree-ment upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares by registered or certified mail. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of Bermuda or of the United States or any State of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and, with respect to United States entities, is both subject to supervision or examination by federal or state authority and has at the time of its appointment as

Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

         (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

         5.2 Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1 hereof.

         5.3 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares by the Company following the Distribution Date and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into Common Shares or to options, in each case issued or granted prior to, and outstanding at, the Distribution Date, the Company shall issue to the holders of such Common Shares, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such Common Shares; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         5.4 Supplements and Amendments. Prior to the Distribution Date, the Company may, at any time or from time to time, supplement or amend this Agreement in any respect without the approval of any holders of Rights. Thereafter, the Company may, at any time or from time to time, supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent herein, or to make any other provisions in regard to matters or questions arising thereunder which the Company may deem necessary or desirable and which do not materially adversely affect the interests of holders of Rights, and may make any other supplements or amendments with the approval of holders of all Rights. The Rights Agent agrees it will execute and deliver any supplement or amendment requested by the Company to effectuate any of the foregoing purposes. The Rights Agent shall have no obligation, responsibility or liability to any holder of Rights or any other person for executing and delivering any such supplement or amendment to this Agreement.

         5.5 Fractional Shares. If the Company elects not to issue certificates representing fractional shares upon exercise or redemption of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) sell such shares on behalf of the holders of Rights and pay to the registered holder of such Rights the appropriate fraction of the price per share received upon such sale.

         5.6 Rights of Action. Subject to the terms of this Agreement (including
Section 3.1(b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         5.7 Holder of Rights Not Deemed a Shareholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

         5.8 Notice of Proposed Actions. In case the Company shall propose after the Distribution Date and prior to the Expiration Time (i) to effect or permit occurrence of any Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         5.9 Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

             The Bank of Bermuda Limited
             6 Front Street
             Hamilton HM 11

             Attention: Corporate Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

             Bermuda Trust Company Limited
             6 Front Street
             Hamilton HM 11
             Bermuda

             Attention: Corporate Secretary

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10 Suspension of Exercisability. To the extent that the Company determines in good faith that some action will or need be taken pursuant to
Section 3.1 or to comply with the Companies Act or United States federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.

         Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

         5.11 Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         5.12 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         5.13 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.14 Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to

(i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

         5.15 Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.16 Governing Law. THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF ISLANDS OF BERMUDA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAWS APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH JURISDICTION. THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE ISLANDS OF BERMUDA FOR PURPOSES OF ANY PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY CONSENTS TO THE

JURISDICTION OF SUCH COURTS (AND THE APPROPRIATE APPELLATE COURTS THEREFROM IN ANY SUCH PROCEEDING) AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         5.17 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.18 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed under seal as of the date first above written.

                                                 The Common Seal of the Bank
                                                 of Bermuda Limited was
                                                 hereunto affixed in the
                                                 presence of:


                                                 /s/ Judith P. Doidge
                                                 ------------------------------
                                                 /s/ Henry B. Smith
                                                 ------------------------------

                                                 The Common Seal of Bermuda
                                                 Trust Company Limited was
                                                 hereunto affixed in the
                                                 presence of:

                                                 /s/ Karen A. Corless
                                                 ------------------------------
                                                 /s/ Leonora F. Carter
                                                 ------------------------------

                                                                       EXHIBIT A
                          [Form of Rights Certificate]

Certificate No. W-                                            _______ Rights

         THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate


                           THE BANK OF BERMUDA LIMITED

         This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 29, 2002 (as amended from time to time, the "Rights Agreement"), between The Bank of Bermuda Limited, a Bermuda company (the "Company"), and Bermuda Trust Company Limited, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on July 29, 2012, one quarter of a fully paid Common Share, par value $1.00 per share (the "Common Shares"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Purchase Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Hamilton, Bermuda. The Purchase Price shall initially be $50 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Company Shares, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the

Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one quarter of a Common Share per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or with hold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:  ____________


ATTEST:                                     THE BANK OF BERMUDA LIMITED


                                            By
-------------------------------               ----------------------------------
       Secretary


Countersigned:

BERMUDA TRUST COMPANY LIMITED


By
  -----------------------------
    Authorized Signature

06 89-5P                            [Form of Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)

                  FOR VALUE RECEIVED _________________________ hereby

sells, assigns and transfers unto __________________________
                                      (Please print name
________________________________________________________________________________
                     and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, 20__


                                                 -------------------------------
                                                 Signature (Signature must
                                                 correspond to name as written
                                                 upon the face of this Rights
                                                 Certificate in every
                                                 particular, without alteration
                                                 or enlargement or any change
                                                 whatsoever)




--------------------------------------------------------------------------------
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                 -------------------------------
                                                 Signature

--------------------------------------------------------------------------------


                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                     [To be attached to each Rights Certificate]


                          FORM OF ELECTION TO EXERCISE
                          ----------------------------

                  (To be executed if holder desires to exercise
                            the Rights Certificate.)

TO:  THE BANK OF BERMUDA LIMITED

         The undersigned hereby irrevocably elects to exercise
_______________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

         -----------------------------------
         Address:
         -----------------------------------
         -----------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

         -----------------------------------
         Address:
         -----------------------------------
         -----------------------------------

Dated:  _______________, 20__



                                                 -------------------------------
                                                 Signature (Signature must
                                                 correspond to name as written
                                                 upon the face of the attached
                                                 Rights Certificate in every
                                                 particular, without alteration
                                                 or enlargement or any change
                                                 whatsoever)




--------------------------------------------------------------------------------
                            (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                                 -------------------------------
                                                 Signature

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                                                       EXHIBIT B

                                DEED OF COVENANT
                                ----------------


THIS DEED OF COVENANT is made as of 29 July 2002.

BY

(1)      THE BANK OF BERMUDA LIMITED (the "Company")

IN FAVOUR OF

(2)      THE RIGHTS HOLDERS (as defined below).

WHEREAS

(A) The Company has entered a rights agreement with Bermuda Trust Company Limited, a Bermuda company (the "Rights Agent") dated as of 29 July 2002 (the "Rights Agreement") to amend and restate the Original Rights Agreement (as defined in the Rights Agreement).

(B) The Rights Agreement provides for one Right for each common share of the Company, with each Right initially representing the right to purchase one quarter of a Common Share upon the terms and subject to the conditions as set out in the Rights Agreement.

(C) The Company wishes to make arrangements for the enforcement of the Rights Agreement by the Rights Holders.

THIS DEED OF COVENANT WITNESSES as follows:

1.   INTERPRETATION

1.1 In this Deed unless the context otherwise requires the following words and expressions shall have the following meanings:

     "Acquiring Person" has the meaning set forth in the Rights Agreement.

     this "Deed" means this Deed of Covenant;

     "Right" has the meaning set forth in the Rights Agreement;

                                        2                              EXHIBIT B

     "Rights Certificate" has the meaning set forth in the Rights Agreement;

     "Rights Holders" means the holders from time to time of Rights;

1.2  In this Deed unless the context otherwise requires:

     1.2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

     1.2.2 references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

     1.2.3 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

     1.2.4  references  to  persons  shall  include   companies,   partnerships,
            associations  and  bodies  of  persons,   whether   incorporated  or
            unincorporated.

2.   DIRECT RIGHTS

2.1 Each Rights Holder shall have against the Company the right (the "Direct Rights") to enforce the provisions of the Rights Agreement in accordance with the terms of the Rights Agreement.

2.2 No further action shall be required on the part of the Company or any other person for the Policy Holders to enjoy the Direct Rights.

3.   DEPOSIT OF DEED

                                        3                              EXHIBIT B


     This Deed shall be deposited with and held by the Secretary of the Company from time to time at the Company's registered office until the date on which all the obligations of the Company under or in respect of any Rights (including, without limitation, its obligations under this Deed) have been discharged in full. The Company hereby acknowledges the right of every Rights Holder to the production of this Deed.

4.   COVENANTS

     The Company hereby warrants, represents and covenants with each Rights Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.   BENEFIT OF DEED

5.1 This Deed shall take effect as a deed poll for the benefit of the Rights Holders from time to time.

5.2 This Deed shall enure to the benefit of each Rights Holder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed against the Company.

5.3 The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder. Each Rights Holder shall be entitled to assign all or any of its rights and benefits hereunder.

6.   MISCELLANEOUS

6.1 If any of the clauses, conditions, covenants or restrictions of this Deed or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction

                                        4                              EXHIBIT B

     shall apply with such deletion or modification as may be necessary to make it valid and effective.

6.2 The headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

7.   PROPER LAW AND JURISDICTION

     The terms and conditions of this Deed and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The parties to this Deed hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings ("Proceedings") which may arise out of or in connection with this Deed and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.


IN WITNESS whereof this Deed of Covenant has been executed by the Company and is intended to be and is hereby delivered as of the date first before written.

EXECUTED as a deed                  )
under the common seal of            )
THE BANK OF                         )
BERMUDA LIMITED                     )
in the presence of:                 )